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                                                                      EXHIBIT 10

                            RESTATED LOAN AGREEMENT
                            -----------------------

        THIS RESTATED LOAN AGREEMENT (the "Loan Agreement") is made effective as of the 28th day of February, 1997, at Cleveland, Ohio, by and between THE HUNTINGTON NATIONAL BANK, a national banking association (the "Bank"), whose principal office is located at 917 Euclid Avenue, Cleveland, Ohio 44115 and HICKOK INCORPORATED (fka The Hickok Electrical Instrument Company), an Ohio corporation, whose address is 10514 Dupont Avenue, Cleveland, Ohio 44108 (the "Borrower").

                                    RECITALS
                                    --------

        In order that the terms, covenants and conditions, purpose and intent of this Loan Agreement may be better understood, the parties recite and declare that:

        (i) Borrower has heretofore borrowed funds from Bank pursuant to a Credit Agreement originally dated May 20, 1991 (the "Credit Agreement"), as subsequently amended as of February 28, 1992, February 28, 1993, February 28, 1994, February 28, 1995, and February 28,1996.

        (ii) The Borrower and Bank both intend this Loan Agreement to constitute a complete restatement of the terms and provisions of the credit relationship between them, and to supersede the prior Credit Agreement, as amended.

        (iii) The Borrower and Bank both intend that the Obligations owing under the original Credit Agreement as amended be and are the same Obligations described and set forth herein.

        (ii) As a material inducement to Bank to make the loan herein contemplated, Guarantor for good and valuable consideration, is willing to deliver to Bank a Guarantee Agreement.

        (iii) Bank is willing to make the loan herein described, upon the terms, covenants and conditions herein set forth, and in reliance upon the representations and warranties of Borrower herein contained.

        NOW, THEREFORE, in consideration of the foregoing Recitals, the terms, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. DEFINITIONS
   -----------

        As used in this Loan Agreement and the related Loan Documents, the terms identified below shall have the meanings indicated unless a different and common meaning of the term is clearly indicated by the context. My reference to any provision of law, such as the Code, shall include any successor provision adopted by any amendments, or any applicable regulations, proposed, temporary


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or permanent, or other such law modifying, amending, interpreting or otherwise affecting the application of such provisions. Any reference to any agreement (such as Guarantee Agreement, etc.) is intended to include any modification, extension, amendment, substitution, or restatement of such as permitted by the terms thereof.

        1.1. "AFFILIATE" means any Person (a) which, directly or indirectly, owns or controls (or has the right to acquire or control), including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, any more than 5%, in the aggregate, of the outstanding capital Stock of Borrower, (ii) which is controlled by or is under common control with Borrower or any stockholders of Borrower, or (iii) which is a Subsidiary of Borrower. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

        1.2. "CODE" means the Internal Revenue Code of 1986, as amended.

        1.3. "CONSOLIDATED" means the resultant consolidation of the financial statements of Borrower and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied, including, but not limited to, principles of consolidation consistent with those applied in preparation of the Consolidated financial statements referred to in Section 5.10 hereof.

        1.4. "CURRENT ASSETS" means, at a particular date, the consolidated current assets of the Borrower and its Subsidiaries, as determined in accordance with generally accepted accounting principles, consistently applied provided, however, the term Current Assets shall exclude (i) any loan or other Indebtedness of any nature whatsoever owing to Borrower from an Affiliate of Borrower, and (ii) such items as prepaid expenses and any items not attendant to the primary business and activities of Borrower.

        1.5. "CURRENT LIABILITIES" means, at a particular date, the consolidated current liabilities of the Borrower and its Subsidiaries, as determined in accordance with generally accepted accounting principles, consistently applied.

        1.6. "DEFAULT RATE" means a rate of interest that is four percent (4%) in excess of Bank's Prime Commercial Rate, from time to time in effect, with each change in the Prime Commercial Rate automatically and immediately changing the Default Rate, when applicable; provided, however, that at no time shall the rate of interest upon default be less than eight percent (8%) per annum.

        1.7. "ERISA" means the Employee Retirement Security Act of 1974, as amended from time to time, including regulations thereunder and published interpretations thereof.

        1.8. "GUARANTEE AGREEMENT" means the Guarantee Agreement executed by Guarantor in favor of Bank to more fully secure the full payment of the Obligations in the form of Exhibit "B" attached hereto.

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        1.9.    "GUARANTOR" means SUPREME ELECTRONICS CORP.

        1.10. "LOAN" and collectively, "LOANS", means the loans to Borrower in an aggregate principal amount outstanding at any one time up to but not exceeding the maximum principal amount of the Revolving Credit Note.

        1.11. "LOAN DOCUMENTS" means this Loan Agreement together with all exhibits and schedules attached hereto, and all other papers now or hereafter executed by or on behalf of Borrower in connection herewith, including, but not limited to, any promissory note, Guarantee Agreement, and other instruments or documents.

        1.12. "OBLIGATIONS" means, collectively, all liabilities now owing or hereafter incurred by Borrower to Bank and includes, without limitation, all indebtedness, debts and liabilities (including principal, interest, late charges, collection costs, attorneys' fees) of Borrower to Bank, whether created by Borrower alone or together with others, whether primary or secondary, joint, or joint and several capacity, whether secured or unsecured, absolute or contingent, liquidated or unliquidated, direct or indirect, whether evidenced by note, draft, overdraft, application for letter of credit, agreements of guaranty or otherwise, and any and all renewals of, extensions of or substitutes therefore, whether incurred directly to Bank or acquired by Bank by purchase, pledge or otherwise.

        1.13. "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (whether, national, federal, state, local or otherwise, including, without limitation, any instrumentality, division, agency or department thereof).

        1.14. "PRIME COMMERCIAL RATE" means the fluctuating commercial loan rate established by Bank from time to time, whether or not such rate is publicly announced, which interest rate shall automatically change with each new rate established by Bank, but which interest rate may not necessarily be the lowest interest rate at which Bank is willing to extend its credit facilities, nor is it necessarily the interest rate used by Bank for its most credit-worthy customers.

        1.15. "REVOLVING CREDIT NOTE" means the Revolving Credit Note executed in favor of Bank to evidence an obligation to pay Five Million Dollars ($5,000,000.00), together with interest, according to the terms stated therein, in substantially the form of Exhibit "A" attached hereto.

        1.16. "SUBSIDIARY" or "SUBSIDIARIES" means, collectively, Supreme Electronics Corp., together with any corporation of which Borrower directly or indirectly owns or controls at the time a majority of the outstanding voting stock having power to elect a majority of the board of directors (in the case of a corporation having directors), or a majority of the voting stock of any corporation not having directors.

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        1.17. "TANGIBLE NET WORTH" means, at a particular date, all amounts which would be included under total consolidated stockholders' equity of the Borrower and its Subsidiaries on a consolidated reporting basis, less all amounts included therein on account of loans or other indebtedness owing to Borrower from any Subsidiary, goodwill, patents, trademarks, and other intangible assets, plus Subordinated Indebtedness, all as determined on an accrual basis in accordance with generally accepted accounting principles, consistently applied.

2. AMOUNT AND TERMS OF LOAN
   ------------------------

        2.1. AMOUNT. Bank shall lend or otherwise make available to Borrower, upon the satisfaction of the terms and conditions hereinafter set forth, and Borrower may borrow from Bank, the aggregate principal sum of Five Million Dollars and no/100 ($5,000,000.00), on a revolving credit basis, in accordance with the Revolving Credit Note. Within the limits of the foregoing and subject to the discretion of Bank in determining whether to make any Advance hereunder, the Borrower may borrow, repay and reborrow at any time or from time to time from the date hereof. The Loan, as evidenced by the Revolving Credit Note shall have an initial one (1) year term and be due and payable in full on February 28, 1998. Notwithstanding any other provision of this Loan Agreement or the other Loan Documents, Bank shall not be required to lend or otherwise make funds available under this credit arrangement if it determines in its sole discretion that it is not in the best interests of Bank to do so.

        2.2. REVOLVING CREDIT NOTE. Any and all advances of funds hereunder (an "Advance") shall be evidenced by the Revolving Credit Note.

        2.3. REQUESTS FOR ADVANCES; MAKING THE ADVANCES. In order to request that Bank make any Advance under this Loan Agreement or the Revolving Credit Note, the Borrower shall make an oral request to Bank (immediately confirmed in writing) and/or deliver to Bank a written notice specifying (a) the requested date of such Advance (which shall not be earlier than two (2) Business Days after the date of such notice), (b) the requested amount of such Advance, and
(c) such other information relating to such Advance or to the Borrower or any Loan Party as Bank may request. Prior to or concurrently with the execution hereof, the Secretary of the Borrower shall certify to Bank those persons authorized to request advances hereunder (whether orally or in writing), together with true signatures of such officer or officers and Bank may conclusively rely on such certification until it shall receive notice in writing from the Borrower's Secretary to the contrary. Notwithstanding any notice by Bank to the Borrower that it is willing to make any Advance, Bank's obligation to make such Advance shall in all events be subject to fulfillment of the conditions precedent thereto set forth in Sections 5 and 6 of this Loan Agreement and to any other conditions set forth in such notice to the Borrower. Upon fulfillment of all such conditions, Bank will on the date scheduled for such Advance credit to the Borrower immediately available finds in the amount of such Advance which shall be credited to the Borrower's primary deposit account maintained at Bank.

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        2.4. INTEREST. The Borrower shall pay interest on the unpaid principal amount of each advance on and from the date of such Advance until such principal amount shall be paid in full, at either of the interest rates set forth below as elected by Borrower from time to time at Borrower's option in accordance herewith:

        (a) PRIME COMMERCIAL RATE. Borrower agrees to pay Bank monthly interest on the unpaid balance of the Loans at a variable rate of interest equal to the Prime Commercial Rate. Subject to any maximum interest rate limitation specified by applicable law, the variable rate of interest provided for herein shall change automatically without notice to Borrower with each change in the Prime Commercial Rate. The Prime Commercial Rate shall be applicable at all times prior to termination date of the Loans to all the unpaid principal balance of the Loans that is not subject to the alternative interest rate option as may be elected by Borrower in accordance with Section 2.5.(b) below. A "Prime Interest Rate Advance" shall mean any amount borrowed as part of the Loans that bears interest at the Prime Commercial Rate.

        (b) LIBOR RATE. Borrower may from time to time prior to the termination date of the Loans, elect to have interest accrue on all or part of the outstanding principal balance of the Loans at a rate of interest equal to two and one-half percent (2 1/2%) per annum in excess of the LIBOR Rate. "LIBOR Rate" shall mean, with respect to any LIBOR Rate Advance and the related Interest Period (as hereinafter defined), the per annum rate that is equal to the quotient of:

                (i) the actual or estimated arithmetic mean of the per annum rates of interest at which deposits in U.S. dollars for the related Interest Period and in an aggregate amount comparable to the amount of such LIBOR Rate Advance are being offered to U.S. banks by one or more prime banks in the London interbank market, as determined by Bank in its discretion based upon reference to information appearing on the display designated as page "LIBOR" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks) or any comparable index selected by Bank, the obtaining of rate quotations, or any other reasonable procedure, at approximately 11:00 a.m. London, England, time, on the second LIBOR business day prior to the first day of the related Interest Period, all as determined by Bank, such sum to be rounded up, if necessary, to the nearest whole multiple of 1/16 of 1%; divided by

                (ii) a percentage equal to 100% minus the rate (expressed as a percentage), if any, at which reserve requirements are imposed on Bank, on the second LIBOR business day prior to the first day of the related Interest Period, with respect to any "Eurocurrency liabilities" under Regulation D of the Board of

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                      Governors of the Federal Reserve System or any other
                      regulations of any governmental authority having jurisdiction with respect thereto (including, without limitation, any marginal, emergency, supplemental, special or other reserves) for a term comparable to such Interest Period. This provision is for the benefit of Bank and is not Intended to increase the expected yield to Bank above the rates of interest provided for in this Loan Agreement.

        "LIBOR Rate Advance" shall mean any amount borrowed as part of the Loans that bears interest at a rate calculated with reference to the LIBOR Rate. "LIBOR business day" shall mean, with respect to any LIBOR Rate Advance, a day which is both a day on which Bank is open for business and a day on which dealings in U.S. dollar deposits are carried out in the London interbank market. Any and all LIBOR Rate Advances shall be requested by Borrower in a minimum amount not less than Five Hundred Thousand ($500,000.00).

        (c) NOTICE OF ELECTION. Borrower may initially elect to request an Advance of any type, continue an Advance of one type as an Advance of the then existing type or convert an Advance of one type to an Advance of another type, by giving notice thereof to Bank in writing not later than 10:00 a.m. New York time, three
                (3) LIBOR business days prior to the date any such continuation of or conversion to a LIBOR Rate Advance is to be effective, PROVIDED, that an outstanding Advance may only be converted on the last day of the then current Interest Period (if applicable) with respect to such Advance, and PROVIDED, FURTHER, that upon the continuation or conversion of an Advance such notice shall also specify the Interest Period (if applicable) to be applicable thereto upon such continuation or conversion. If Borrower shall fail to timely deliver such a notice with respect to any outstanding Advance, Borrower shall be deemed to have elected to convert such Advance to a Prime Interest Rate Advance on the last day of the then current Interest Period with respect to such Advance.

        (d)     INTEREST CALCULATION AND INTEREST PAYMENT DATE.

                "Interest Period" shall mean:

                (i) With respect to any LIBOR Rate Advance, an initial period commencing, as the case may be, on the day such an Advance shall be made by Bank, or on the day of conversion of any then outstanding Advance to an Advance of such type, and ending on the date thirty (30) days, sixty (60) days or ninety (90) days thereafter, all as Borrower may elect pursuant to Section 2.5.(b) of this Loan Agreement, provided, that (a) any Interest Period with respect to a LIBOR Rate Advance that shall commence on the last LIBOR business day of the calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last LIBOR business day of the appropriate subsequent calendar

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                      month; and (b) each Interest Period with respect to a
                      LIBOR Rate Advance that would otherwise end on a day which is not a LIBOR business day shall end on the next succeeding LIBOR business day or, if such next succeeding LIBOR business day falls in the next succeeding calendar month, on the next preceding LIBOR business day.

                (ii) With respect to a Prime Interest Rate Advance, an initial period commencing, as the case may be, on the day such an Advance shall be made by Bank, or on the day of conversion of any then outstanding Advance to an Advance of such type, and ending on the day of conversion to an Advance of a different type.

        (e) ADDITIONAL COSTS. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank with any request or directive of any such authority (whether or not having the force of law), shall (a) affect the basis of taxation of payments to Bank of any amounts payable by Borrower for LIBOR Rate Advances under this Loan Agreement (other than taxes imposed on the overall net income of Bank by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which Bank has its principal office), or (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of' or credit extended by Bank, or (c) shall impose any other condition, requirement or charge with respect to this Loan Agreement or the Loans (including, without limitation, any capital adequacy requirement, any requirement which affects the manner in which Bank allocates capital resources to its commitments or any similar requirement), and the result of any of the foregoing is to increase the cost to Bank of making or maintaining the Loans or any Advance thereunder, to reduce the amount of any sum receivable by Bank thereon, or to reduce the rate of return on Bank's capital, then Borrower shall pay to Bank, from time to time, upon request of Bank, additional amounts sufficient to compensate Bank for such increased cost, reduced sum receivable or reduced rate of return to the extent Bank is not compensated therefor in the computation of the interest rates applicable to the Loans. A detailed statement as to the amount of such increased cost, reduced sum receivable or reduced rate of return, prepared in good faith and submitted by Bank to Borrower, shall be conclusive and binding for all purposes relative to Bank, absent manifest error in computation. Bank shall promptly notify Borrower of any event occurring after the date of this Loan Agreement that entitles Bank to additional compensation pursuant to this Section 2.5.(e).

        (f) LIMITATIONS ON REQUESTS AND ELECTIONS. Notwithstanding any other provision of this Loan Agreement to the contrary, if, upon receiving a request for an Advance or a

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                request for a contribution of an Advance as an Advance of the then existing type or conversion of an Advance to an Advance of another type (a) in the case of any LIBOR Rate Advance, deposits in dollars for periods comparable to the Interest Period elected by Borrower are not available to Bank in the London interbank or secondary market, or (b) the LIBOR Rate will not accurately cover the cost to Bank of making or maintaining the LIBOR Rate Advance, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank with any request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for Bank (i) to make the LIBOR Rate Advance or (ii) to continue such Advance as a LIBOR Rate Advance or (iii) to convert an Advance to a LIBOR Rate Advance, then Borrower shall not be entitled, so long as such circumstances continue, to request a LIBOR Rate Advance or a continuation of or conversion to such Advances from Bank. In the event that such circumstances no longer exist, Bank shall again consider requests for LIBOR Rate Advances of the affected type and requests for contributions of and conversions to such Advances of the affected type.

        (g) ILLEGALITY AND IMPOSSIBILITY. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank with any request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for Bank to maintain any Advance under this Loan Agreement, Borrower shall upon receipt of notice thereof from Bank, repay in full the then outstanding principal amount of all Advances made by Bank together with all accrued interest thereon to the date of payment and all amounts due to Bank under Section 2.3.(b), (a) on the last day of the then current Interest Period, if any, applicable to such Advance, if Bank may lawfully continue to maintain such Advances to such day, or (b) immediately if Bank may not continue to maintain such Advance to such day. This provision is for the benefit of Bank and is not intended to increase the yield to Bank above the rates of interest provided for in this Loan Agreement. This Section 2.3.(g) shall apply only as long as such illegality exists. Bank shall use reasonable, lawful efforts to avoid the impact of such law, treaty, rule or regulation. As an alternative to the repayment obligation provided in this Section 2.3.(g), Borrower may, at its option, and at the time provided in this Section 2.3.(g), convert any affected Advance to a Prime Interest Rate Advance.

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        (h)     INDEMNIFICATION. If Borrower makes any payment of principal with respect to any Advance on any other date than the last day of an Interest Period Applicable thereto or if Borrower fails to borrow any Advance after notice has been given to Bank in accordance with Section 2.3.(c), or fails to make any payment of principal or interest in respect of an Advance when due or at the termination date of the Loans, Borrower shall reimburse Bank on demand for any resulting loss or expense incurred by Bank, determined in Bank's reasonable opinion, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties. A detailed statement as to the amount of such loss or expense, prepared in good faith and submitted by Bank to Borrower shall be conclusive and binding for all purposes absent manifest error in computation. Bank shall promptly notify Borrower of any event occurring after the date of this Loan Agreement that entitles Bank to reimbursement pursuant to this Section 2.3.(h).

        (i) SURVIVAL OF OBLIGATIONS. The provisions of Section 2.3.(e) and 2.3.(h) shall survive the termination of this Loan Agreement and the payment in full of all promissory notes outstanding pursuant thereto.

        (j) PREPAYMENT PREMIUM. Borrower further agrees that if Borrower shall elect to prepay, upon at least five (5) business days prior written notice to Bank, all or part of the unpaid balance of a LIBOR Rate Advance, Borrower shall pay a Prepayment Premium (as herein defined) in accordance with the following: If (i) said prepayment shall be made on or before the date that is the last day of the applicable Interest Period, and (ii) the Rate of Differential (as defined below) is greater than zero, then the undersigned shall pay to Bank on the date of prepayment a Prepayment Premium calculated using the following formula:

                Prepayment Premium = RD x Y (AP - AD) x PVF where:

                (i) RD is the Rate Differential and means (a) Bank's cost of funding for the original term of the obligation evidenced by the Revolving Credit Note to the last scheduled payment of principal expressed as a per annum rate of interest, as determined by Bank, minus (b) the rate at which Bank re-employs or could re-employ the funds prepaid for the remaining term of the obligation evidenced by the Note through the last scheduled payment of principal, expressed as a per annum rate of interest, as determined by Bank;

                (ii) Y is the Years and means the number of years in fractions of years beginning on the date of the prepayment and ending on the last day prior to the end of the applicable Interest Period for a LIBOR Rate Advance;

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                (iii) AP is the Amount Paid and means the actual amount of principal paid on the date of prepayment;

                (iv) AD is the Amount Due and means the principal portion of the Loans paid on the date of the prepayment; and

                (v) PVF is the Present Value Factor and means the value of $1.00 for Y number of years discounted at the per annum rate of interest at which Bank re-employs or could re-employ the funds prepaid for the remaining term of the obligation evidenced by the Revolving Note or the Supplemental Revolving Note through the last scheduled payment of principal, expressed as a per annum rate of interest, as determined by Bank.

                Any prepayment of the LIBOR Rate Advance made hereunder shall be in an amount equal to the sum of (a) the amount of the prepayment as calculated above; (b) all interest accrued to date of such prepayment; (c) any late charge or charges then due and owing; and (d) an amount sufficient to compensate Bank for any loss, charges, penalties or other sums incurred or suffered by Bank because of any match funding of all or any part of the principal amount of the Loans.

        Accrued interest on the average daily balance of the aggregate amount of the Advances shall be payable in arrears on the first day of each month and upon payment in full of the Advances. Notwithstanding anything contained in this Agreement to the contrary, the Borrower shall pay interest at the Default Rate on the unpaid principal amount of the Advances on and from the date any principal amount is not paid when due, whether at maturity, by acceleration or otherwise, payable on demand, until payment in full.



        2.5. PAYMENTS AND COMPUTATIONS. The Borrower will make each payment under each Loan Document to which it is a party not later than 4:00 p.m. (Eastern time) on the day when due, in lawful money of the United States of America and in immediately available federal funds to Bank at Bank's office address. The Borrower hereby authorizes Bank to, and Bank may, charge from time to time against any and all accounts maintained by the Borrower with Bank any amount due under any Loan Document to which the Borrower is a party. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest. All computations of interest under the Note and of facility fees hereunder shall be made by Bank on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

        2.6. SECURITY. The repayment of the Obligations shall be unsecured, except for the execution and delivery of the Guarantee Agreement (Exhibit "B").

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3. BORROWER'S WARRANTIES AND REPRESENTATIONS
   -----------------------------------------

        To induce Bank to enter into this Loan Agreement and make the Loan, Borrower hereby warrants and represents to Bank, upon which Bank materially relies in making the Loan, that:

        3.1. CORPORATE EXISTENCE. Borrower is a corporation duly organized and validly existing under the laws of the State of Ohio, in good standing, and duly licensed or qualified as a foreign corporation in all states wherein the nature of its property owned or business transacted by it makes such licensing or qualification necessary. Any other corporate signatory to the Loan Documents is a corporation duly incorporated and validly existing under the laws of the state of incorporation, and in good standing, with the State of Ohio, and qualified as a foreign corporation in all states wherein the nature of its property owned or business transacted by it makes such licensing or qualification necessary.

        3.2. SUBSIDIARIES; NO OTHER BUSINESS RELATIONS. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority to own its property and to carry on its business as now conducted and is duly qualified as a foreign corporation and is in good standing in all jurisdictions in which its business is conducted or its ownership or property is such as to require such qualifications. Borrower is not a partner in any general or limited partnership, nor is Borrower engaged in any joint venture nor does Borrower own any legal or equitable interest in any other business enterprise.

        3.3. CORPORATE PROCEEDINGS AND AUTHORITY. All necessary corporate proceedings of the Borrower (and any other corporate signatory to the Loan Documents) have been duly taken to authorize the execution, delivery and performance of the Loan Documents by Borrower (and any other corporate signatory to the Loan Documents) and the consummation of the loan transaction.

        3.4. DUE EXECUTION AND ENFORCEABILITY; OBLIGATIONS ABSOLUTE. The execution and delivery of the Loan Documents to which Borrower is a party are within the power and authority of Borrower. The Loan Agreement, and the other Loan Documents to which Borrower is a party will be a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms. The Loan Documents signed by any other third party signatory and any other agreement or instrument will be a legal, valid and binding obligation of such third party signatory, enforceable against it in accordance with the terms of such documents or instruments. The obligation of Borrower to pay the Obligations, together with all interest accrued thereon and other charges, is absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim, cross-claim or defense of any nature whatsoever to payment of the Obligations.

        3.5. NO DEFAULTS. VIOLATIONS OR RESTRICTIONS. Neither the execution nor delivery of the Loan Agreement, the other Loan Documents, or the consummation of the loan transaction contemplated hereby, will conflict with or result in a breach of, or constitute a default under, any of the terms, obligations, covenants, conditions or provisions of: (i) the governing documents (the Articles of

Incorporation, Code of Regulations) of Borrower, or any other corporate restriction, or (ii) any contract, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement or instrument to which Borrower is now a party, or by which its properties may be bound or affected, or (iii) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or any governmental agency, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Borrower under the terms or provisions of any of the foregoing. Borrower is not in default of the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing any liability or pursuant to which any liability is issued, or other agreement or instrument to which Borrower is a party or by which it or its properties may be bound or affected.

        3.6. TRUTHFUL INFORMATION. The information set forth on Borrower's loan application, if any, and all other information or documents provided to Bank, in connection with this Loan Agreement, is true and complete in all material respects.

        3.7. FINANCIAL CONDITIONS; NO ADVERSE CHANGE. The balance sheets and statements of income and retained earnings and statement of cash flows of Borrower, previously furnished to Bank, are complete and correct and fairly represent the financial condition of Borrower as at the dates of said financial statements and the results of their operations for the periods ending on said dates. Borrower does not have any material contingent obligations, liabilities for taxes, long-term leases, or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheets or the notes thereto; and at the present time there are no material unrealized or anticipated losses from any unfavorable commitments of Borrower. Said financial statements were prepared in accordance with generally accepted accounting procedures consistently applied. Since the date of the latest of such statements there has been no material adverse change in the financial condition of Borrower from that set forth in said balance sheets as at that date.

        3.8. BORROWER'S STOCK. All outstanding share of capital stock or other equities of Borrower and each Subsidiary have been duly authorized and are validly issued, fully paid for and non-assessable and have been issued in compliance with all applicable federal and state laws rules and regulations, including, without limitation, all so-called "Blue-Sky" laws.

        3.9. GOOD TITLE TO ASSETS. Excepting those assets and properties of Borrower sold in the ordinary course of business subsequent to the date hereof' Borrower has good and marketable title to all of its properties and assets, and, except as set forth in Schedule 3.9, Borrower has free and clear of any liens, charges, encumbrances or other adverse claims, whether legal or equitable.

        3.10. NO INTELLECTUAL PROPERTY CONFLICTS. Borrower owns or possesses all of the patents, trademarks, service marks, tradenames, copyrights, and licenses and rights with respect to the foregoing necessary for the conduct of its business, without any known conflict with the valid rights of others which could be inconsistent with the conduct of its business substantially as now conducted or as proposed to be conducted.

        3.11. NO LITIGATION PROCEEDINGS, OR ADVERSE EVENTS. There is no pending or threatened action, suit, proceeding or governmental investigation or audit affecting the Borrower, at law or in equity, which involves the possibility of any judgment of liability not fully covered by insurance (subject to the deductible of such insurance) or which might, if determined adversely to Borrower, have a material adverse effect upon Borrower's business, or otherwise impair the value of the Borrower's assets. There are no outstanding or unpaid judgments, arbitration awards or mediation awards against Borrower, nor is Borrower in default of any order, writ, judgment or decree of any court or other governmental authority. Excluding matters of general application to all comparable or similarly situated businesses, Borrower has not experienced any material loss, material interruption or any indication of any interruption in the operation of the business of Borrower, that has had, or might be expected to have, a material adverse affect upon such business, or Borrower's properties, and to the best of Borrower's knowledge and belief' no such adverse event will occur subsequent to the closing of the loan transaction contemplated herein.

        3.12. ERISA COMPLIANCE. Borrower and its Subsidiaries are in compliance in all material respects with ERISA. No Reportable Event or Prohibited Transaction has occurred or is continuing with respect to any Plan; no circumstances exist which would entitle the PBGC to institute proceedings to terminate or appoint a trustee to administer a Plan; the PBGC has instituted no such proceedings; neither Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; Borrower and each Commonly Controlled Entity have met their respective minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan in accordance with ERISA; and neither Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC.

        3.13. INSURANCE. Borrower is not in default under any policies of insurance in force and effect with respect to Borrower's business, properties and assets, and such policies will be continued in full force and effect up to and including the loan closing. Such insurance policies are sufficient in nature, scope and amounts to insure adequately (and, in any event, amounts sufficient to prevent Borrower from becoming a co-insurer within the terms of such policies) Borrower's business, properties and assets. To the best of its knowledge, Borrower has never been refused insurance by any insurance carrier to which it has applied for insurance. With respect to any pending claims for which Borrower has notified its insurance carrier, Borrower has not received any reservation of rights letter.

        3.14. COMPLIANCE WITH LAW. Borrower is in compliance and conformity, in all material respects, with all laws (including without limitation all applicable foreign, federal, state and local laws, including environmental laws, safety laws, pension laws and employment or labor laws), ordinances, rules, regulations and all other legal requirements, the violation of which would have a material adverse effect on Borrower's business, operations, properties, assets or financial condition. Borrower has not received any notice or order of any violation or claim of violation of any such law, ordinance, rule, regulation, or requirement from any governmental authority wherein the effect of any such violation or violations in the aggregate may have a material adverse effect on the business, properties, operations, or financial condition of Borrower.

        3.15. COMPLIANCE WITH AGREEMENTS. Borrower is not in default under, and has not breached in any material respect any agreement or instrument to which Borrower is a party or by which Borrower may be bound.

        3.16. COMPLETENESS AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in the Loan Agreement shall be of a continuing nature and survive the termination of this Loan Agreement and full payment and performance of the Obligations, it being intended by the parties that the so-called "Doctrine of Merger" shall not be applicable to this Loan Agreement. The representations and warranties shall be deemed to be repeated whenever Borrower makes a request for a Loan or an advance hereunder. No warranty or representation made herein, and no statement contained in any document, instrument, schedule or exhibit otherwise delivered to Bank in connection with the loan transaction contains, or will contain, any untrue statement of any material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein, in the light of the circumstances in which they are made, not misleading.

        3.17. NO REPRESENTATIONS OR WARRANTIES OF BANK. Borrower acknowledges and agrees that no loan officer, employee or agent for or on behalf of Bank has made any representation, warranty or commitment, either oral or in writing, to Borrower or any of its shareholders, officers, directors, employees or agents with respect to the loan transaction herein contemplated, including without limitation, any statement regarding the willingness or unwillingness of Bank to exercise any of the rights set forth in these Loan Documents for the benefit of Bank. Borrower warrants that it relies solely upon the terms, covenants and conditions set forth in the Loan Documents, and Borrower has no expectation or anticipation that Bank will act (or refrain from action) in any manner other than as may be permitted or required by the Loan Documents or by law.

4. CONDITIONS PRECEDENT TO CLOSING
   -------------------------------

        The obligation of Bank to loan the funds herein contemplated in Section 2 above or otherwise perform any covenants imposed upon Bank by the Loan Agreement, shall be subject to the satisfaction, at the option of Bank, of each of the following conditions precedent prior to the loan closing;

        4.1. EXECUTION AND DELIVERY OF LOAN DOCUMENTS. Borrower shall duly execute and/or deliver to Bank each and every one of the Loan Documents, including without limitation, Revolving Credit Note, Guarantee Agreement.

        4.2. CERTIFICATE OF INCUMBENCY. Bank shall have received a Certificate of Incumbency in accordance with Exhibit" C " attached hereto.

        4.3. CERTIFICATE OF BOARD OF DIRECTORS BORROWING RESOLUTIONS. Bank shall have received a Certificate of Board of Directors Borrowing Resolutions in accordance with Exhibit "D" attached hereto.

        4.4. NO LITIGATION OR GOVERNMENT PROCEEDING. No litigation or government proceeding of any kind shall have been instituted and, at what would otherwise have been the closing date, remain pending before any court or government agency to restrain, prohibit or otherwise challenge the transaction contemplated by the Loan Agreement or related transaction. No government agency shall have notified Borrower or Bank, in writing, that the consummation of the transaction contemplated by the Loan Agreement or related transaction would violate any law, and accordingly said government agency intends to commence a proceeding to restrain the consummation of said transaction, to force divestiture if the same is consummated or to modify the terms or results of such transaction unless such government agency shall have withdrawn such notice prior to what otherwise would have been the date of closing.

        4.5. PERFORMANCE OF COVENANTS. Borrower shall have performed each and every covenant on its part to be performed prior to Bank advancing the funds contemplated hereunder, including without limitation, the payment of the Facility Fee hereinafter specified.

        4.6. FEES; COST AND EXPENSES. Borrower shall have paid to Bank all loan or other facility fees, together with all of Bank's costs and expenses (including, but not limited to, Bank's appraisal and attorney fees) incurred in connection with the negotiation, preparation and execution of the Loan Documents and the satisfaction of the conditions precedent.

        4.7. EXCLUSIVE BENEFIT. These conditions precedent exist solely for the Bank's benefit, and Bank, in its sole discretion, shall determine whether they have been satisfied.

        4.8. OTHER DOCUMENTS. Bank shall received such other documents or instruments, duly executed and delivered by Borrower, as Bank may reasonably request in order to effectuate the transaction contemplated by this Loan Agreement.

5. BORROWER'S AFFIRMATIVE COVENANTS
   --------------------------------

        Borrower covenants and agrees with Bank that from the date hereof and until payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower shall perform the following;

        5.1. CORPORATION EXISTENCE. Borrower shall remain validly existing and in good standing under the laws of the State of Ohio, and shall remain, or shall become, as required, duly licensed or qualified as a foreign corporation in all states wherein the nature of its property owned or business transacted makes such licensing or qualification necessary.

        5.2. PAYMENT OF OBLIGATIONS; PERFORMANCE OF COVENANTS. Borrower shall timely pay the Obligations owed to Bank pursuant to the Loan Documents, according to their terms, and otherwise shall perform and obey each and every duty, covenant, and agreement imposed upon Borrower by the Loan Documents, according to their terms.

        5.3. USE OF PROCEEDS. Borrower shall use the proceeds of the loan solely for payment of expenses set forth in this Loan Agreement and for Borrower's working capital needs.

        5.4. PAYMENT OF FACILITY FEE; COSTS AND EXPENSES. Borrower shall pay to Bank, at closing, a facility fee of $5,000.00, together with all other miscellaneous and incidental costs and expenses incurred by Bank in connection with the loan transaction herein contemplated. At the option of Bank, Bank may withhold the same from the loan proceeds to be delivered to Borrower, at closing of the loan transaction. Furthermore, upon receipt of invoice from Bank's outside legal counsel, Garfield, Lasko & Rokakis Co., L.P.A., legal fees incurred by Bank in connection with the loan transaction shall be paid by Borrower forthwith. Furthermore, Borrower shall pay or otherwise reimburse Bank for any costs, expenses or fees incurred by Bank until the Obligations are paid in full, including without limitation, audit fees and filing fees of Continuation Statements.

        5.5. TAXES. Borrower shall pay all taxes, assessments, governmental charges or levies or claims for labor, supplies, rent, water and sewer charges or other obligations made against Borrower which, if unpaid, may become a lien or charge against Borrower or on its property, except Borrower may in good faith and by proper legal action, contest payment of the same, provided that Borrower shall establish on its books, or deposit cash with Bank (as Bank may elect), a reserve for the payment thereof in such amount as Bank may require, provided that such contest operates to prevent collection, and is maintained in good faith and prosecuted with diligence, and shall not have been terminated or discontinued adversely to Borrower; and in any event, no lien shall be permitted to attach to the assets of Borrower.

        5.6. INSURANCE. Borrower will maintain, and shall cause each of its Subsidiaries to maintain, insurance to protect Borrower's and its Subsidiaries' properties and business against loss, damage or hazards of the kind customarily insured against by similar businesses and similarly situated, including, but not limited to (a) adequate fire and extended coverage insurance in amounts and issued by insurers acceptable to Bank , (b) necessary workmen's compensation insurance, (c) adequate public liability and product liability insurance, and
(d) such other insurance as may be required by law or as may be reasonably required in writing by Bank. Borrower shall give Bank prompt written notice of each material change in Borrower's insurance coverage and the details of the change, and upon Bank's written request, furnish to Bank such schedules and information about Borrower's insurance as Bank, from time to time, may reasonably request, such information to be prepared in form and detail satisfactory to Bank and certified by an officer of Borrower. If Borrower shall acquire additional insurable assets, Borrower shall cause such insurance coverage to be increased or amended in such manner and to such extent as prudent business judgment would dictate or as may be satisfactory to Bank.

        All risk of loss of, damage to, or destruction of the Borrower's assets shall at all times remain with Borrower. All policies covering such assets are to be made payable to Bank, in case of loss, under a standard noncontributory "lender's" clause and are to contain such other provisions as Bank may reasonably require. All policies, or certificates thereof, shall be delivered to Bank, premium prepaid, and shall provide for not less then thirty (30) days' prior written notice to Bank of any cancellation, change or modification in any term, condition or amount of protection provided therein, and shall provide that the coverage is "primary coverage" for the protection of Borrower and Bank notwithstanding any other coverage carried by Borrower or Bank protecting against similar risks.

        Borrower shall deliver to Bank upon Bank's request the insurance policies required to be issued in accordance with this Section 5.6. Such insurance policy shall be issued by insurance carriers and Bank may reject any insurance carrier with a "Best Insurance Report" rating of less than A, and a financial size category of less than Class X. These policies or acceptable binders shall be prepaid at least thirty (30) days prior to the expiration date of any policy, and Borrower shall deliver to Bank prepaid renewal policies in form satisfactory to Bank.

        Borrower shall promptly notify any appropriate insurer, Bank and any such assignee of all material casualty events and of each and every occurrence which may become the basis of a claim or cause of action against the insured and provide Bank and any such assignee with all data pertinent to such occurrence.

        5.7. COMPLIANCE WITH LAW. Borrower shall, at all times, conduct its business in such a manner as to be in material compliance with all applicable foreign, federal, state and local laws, including without limitation, and as applicable any, environmental laws, ERISA, and safety laws.

        5.8. NOTIFICATION. Without intending to limit the duty to deliver other notices as specifically required herein, or by the Loan Documents in general, Borrower, from time to time, shall notify Bank by written notice, as soon as practicable, such notice to be certified by an officer of Borrower, as to the occurrence of any one or more of the following events;

                (a) The commencement of any material action, suit, claim, counterclaim or proceeding against or investigation or audit of Borrower relating to its respective assets or business. The term "material" as used herein shall be deemed to include, but not limited to matters involving potential liability or loss aggregating $100,000.00 or more in excess of liability insurance coverage, if any, or the receipt of a letter of reservation or rights from the applicable insurance carrier in conjunction with a matter involving more than $100,000.00 in potential liability;


                (b) Any material adverse change in the financial condition of Borrower, or Guarantor, or the occurrence of any event which results in a material adverse affect upon the Borrower's assets;

                (c) The receipt of any notification from any governmental agency regarding the violation of any federal, state or local law;

                (d) The occurrence of any event which would make any warranty or representation herein, for any reason, to cease, in any material respect, to be true and complete; or

                (e) The occurrence of any event, or the failure to act on the part of Borrower when action is required, which results in the breach of any covenants imposed upon Borrower by the Loan Documents, or which with the giving of notice or passage of time would result in a breach of such covenants, including specifically, but without limitation, the failure of Borrower to maintain any of the key financial ratios specified below.

        5.9. MAINTENANCE OF PROPERTIES. Borrower will at all times maintain, preserve, protect and keep its assets and properties used in the conduct of its business in good repair and condition and make all necessary repairs, renewals, replacements, and improvements thereto.

        5.10. FINANCIAL INFORMATION. Borrower shall furnish to Bank, from time to time, as hereafter required, the following described financial information, certified to be true and complete by an officer of Borrower;

                (a) As soon as available, but not more than 30 days after the end of each month, unaudited interim financial statements of Borrower and its Subsidiaries as at the end of such month, including a balance sheet and statements of income and retained earnings, and statements of cash flows of Borrower for such month, in each case certified by an authorized financial or accounting officer of Borrower; and

                (b) As soon as available, but not more than 90 days after the end of each fiscal year of Borrower, audited Consolidated financial statements of Borrower and its Subsidiaries as at the end of such fiscal year prepared in accordance with generally accepted accounting practices consistently applied by independent certified public accountants selected by Borrower and satisfactory to Bank, which financial statements shall include a balance sheet, statements of income and surplus, statements of sources and uses of funds, a reconciliation of capital accounts and any management letters written by such accountants; and

                (c) From time to time, such further information regarding the business affairs, and financial condition of Borrower and the Guarantor as Bank may reasonably request.

        All financial statements delivered hereunder or otherwise to Bank shall be prepared in accordance with generally accepted principals consistently applied.

        5.11. MAINTENANCE OF KEY FINANCIAL REQUIREMENTS. Borrower shall, at all times, maintain the following financial requirements:

                (a) WORKING CAPITAL. Borrower will at all times maintain consolidated Current Assets of Borrower and its Subsidiaries in excess of their consolidated Current Liabilities (including the Revolving Credit Note) of at least Seven Million Dollars ($7,000,000.00).

                (b) TANGIBLE NET WORTH. Borrower shall at all times maintain its consolidated Tangible Net Worth in an amount not less than Nine Million Five Hundred Thousand Dollars ($9,500,000.00). For purposes of this section the Revolving Credit Notes shall be included in total liabilities and deferred expenses of Borrower and its Subsidiaries shall be treated as intangibles.

        5.12. PROPER BOOKS AND RECORDS. Borrower shall maintain proper books of record and account in a manner reasonably satisfactory to Bank.

        5.13. INSPECTION AND AUDIT. At Borrower's cost, Borrower will permit Bank at any reasonable time and from time to time, to enter Borrower's places of business and inspect and appraise any of Borrower's assets, examine and audit any of Borrower's books and records, make copies or extracts from such books and records, and discuss Borrower's assets and affairs with Borrower and its accountants.

        5.14. FURTHER ASSURANCES. Borrower will execute such other and further documents and instruments as Bank may request to implement the provisions of this Agreement.

6. BORROWER'S NEGATIVE COVENANTS.
   -----------------------------

        Borrower covenants and agrees with Bank that from the date hereof and until payment in full of the Obligations, unless Bank shall first give its consent in writing, Borrower shall refrain from any of the following:

        6.1. CAPITAL EXPENDITURES. Make capital expenditures (expenditures which should be capitalized pursuant to generally accepted accounting principals consistently applied, and which shall include, but not be limited to, so-called financing or capitalized leases) in excess of $1,500,000.00 in the aggregate during any one fiscal year.

        6.2. TRADE PAYABLES. Permit ten percent (10%) or more of its trade accounts payable to be past due for more than 60 days.

        6.3. NO INDEBTEDNESS. Incur, create, assume or permit to exist any indebtedness or liability for borrowed money, or any other indebtedness or liability evidenced by note, bonds, debentures or similar obligations except;

                (a) Indebtedness incurred pursuant to this Loan Agreement or otherwise with Bank; or

                (b) Indebtedness incurred in the ordinary and usual course of Borrower's business in connection with purchase money transactions which do not exceed in the aggregate, at any time $100,000.00.

        6.4. NO LIENS. Incur, create, assume or permit to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of Borrower's assets, now or hereafter owned, other than:

                (a) Liens imposed by laws such as carriers, warehousemen or mechanic's liens incurred in good faith in the ordinary course of business and liens arising out of judgment or award, all of which, in the aggregate shall not exceed $100,000.00 at any time; or


                (b) Liens for current taxes which are not yet due and payable.

        6.5. ERISA REPORTS. Immediately after Borrower (1) knows or has reason to know of any circumstances which may allow the PBGC to commence proceedings to terminate a Plan, (2) receives notice that the PBGC intends to terminate a Plan or appoint a trustee therefor, and (3) receives notice concerning imposition of withdrawal liability with respect to Borrower or any Commonly Controlled Entity, Borrower shall forthwith give Bank a written statement of all relevant details and the steps Borrower proposes to take with respect thereto.

        6.6. NO INVESTMENTS. (a) purchase or carry any "margin security," or otherwise permit the proceeds of the loan hereunder to be used for any purpose which might constitute a violation of Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System; (b) create, acquire or hold any subsidiaries; (c) make or hold any investment in any stocks, bonds or securities of any kind; (d) be or become a party to any joint venture, partnership or other business enterprise; (e) make or keep outstanding any advance or loan, except as expressly permitted in the Loan Agreement; or (f) be or become a Guarantor or Surety of any kind; provided, however, that nothing contained herein shall restrict Borrower from (i) any endorsement of a check or similar transaction in the normal course of Borrower's business, (ii) any investment in direct obligations of the United States of America or in certificates of deposits issued by a member bank of the Federal Reserve System, or (iii) any investment in commercial paper which at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's Investors Service, Inc. or Standard & Poor's Corporation.

        6.7. NO CHANGE OF BUSINESS OR BUSINESS NAME. Engage in any business activities other than the business presently conducted by Borrower. Furthermore, Borrower shall not change its name or do business under any other name.

        6.8. NO ACQUISITIONS, MERGERS, ETC.. If an Event of Default would exist (or if, with the passage of time or giving or notice, an Event of Default would exist) as a result thereof, engage in (a) any consolidation, merger, reorganization, or any transaction similar thereto, including those contemplated by Section 368 of the Code, (b) purchase all or a substantial part of the assets of any corporation or other business enterprise, or (c) lease, sell or otherwise transfer any assets except in the normal course of Borrower's present business.

        6.9. NO SHAREHOLDER DISTRIBUTIONS. Make any distributions of property or assets of Borrower to a shareholder of Borrower, on account of or with respect to his or her stock (other than dividends payable solely in shares of Stock and dividends from the Subsidiaries to Borrower) if an Event of Default would exist (or if' with the passage of time or giving of notice, an Event of Default would exist) as a result thereof' or purchase acquire or retire any of its Stock outstanding at any time, other than by issuance of its Stock in exchange therefore.

        6.10. NO VIOLATION OF MULTIEMPLOYER PLAN REQUIREMENTS. At any time permit or fail to comply with any Obligation or applicable law relating, in any material respect, to any Multiemployer Plan for which Borrower is deemed to be an "Employer".

7. DEFAULT
   -------

        7.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an "Event of Default":

                (a) PAYMENT OF PRINCIPAL OR INTEREST. Borrower fails to make any payment of principal or interest on any Note executed in connection with this Loan Agreement when the same shall become due, either by the terms thereof or as otherwise provided herein.

                (b) PAYMENT OF FACILITY FEE. Borrower fails to make any payment of the facility fee on any Note executed in connection with this Loan Agreement when the same shall become due, and such default shall continue for ten (10) days after the due date.

                (c) TAXES, INSURANCE, ETC Borrower fails to perform or observe any other covenant involving the payment of taxes, insurance, fees, or any other Document to which it is a party.

                (d) REPRESENTATIONS AND WARRANTIES. Any representation, warranty or statement made in or pursuant to the Loan Documents or any report, record, certification, financial statement and other material furnished by Borrower or Guarantor to Bank, shall be false or misleading in any material respect.

                (e) OTHER TERMS AND AGREEMENTS. Borrower shall default in the observance or performance of any other covenant or agreement on the part of Borrower to be observed or performed pursuant to this Loan Agreement, and the other Loan Documents, and such default shall continue unremedied for fifteen (15) days after the giving of written notice thereof by Bank to Borrower specifying such default.

                (f) OTHER AGREEMENTS. Any Event of Default as defined in any loan or similar agreement to which Borrower any Subsidiary or any Guarantor is now or hereafter a party, or any other event thereunder or upon the occurrence of which any holder or holders of indebtedness outstanding thereunder may declare the same due and payable, shall occur and shall continue for more than the grace or cure period, if any, provided therein.

                (g) VOLUNTARY ACTIONS. If Borrower shall apply for or consent to the appointment of a receiver, trustee or liquidator for itself or by any of its properties or assets; admit in writing the inability to pay debts as they mature; make any general assignment for the benefit of creditors; be adjudicated a bankrupt or an insolvent; file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or any arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment debt, dissolution or liquidation law or statute, or any answer admitting the material allegations of a petition filed against it in any proceeding under any such law affecting any of the foregoing; or enter into any plan of complete or partial liquidation or dissolution.

                (h) INVOLUNTARY ACTIONS. A petition or application is filed, or any such proceeding is commenced, against the Borrower, or an order for relief is entered in an involuntary case against the Borrower under the bankruptcy laws of the United States, and such petition, application or proceeding remains pending and in effect for more than forty-five (45) days; and/or, an order, judgment or decree shall be entered, without the application, approval or consent of Borrower by any Court of competent jurisdiction approving a petition seeking reorganization of Borrower or of all or a substantial part of the properties or assets of Borrower or appointing a receiver, custodian, trustee or liquidator of Borrower and such order, judgment, or decree shall continue in effect and unstayed for a period of forty-five (45) days or more; and/or, the filing of a proceeding requesting judicial dissolution of Borrower.

                (i) JUDGMENT. A judgment for the payment of any sum of money in excess of One Hundred Thousand Dollars ($100,000.00) shall be rendered against Borrower and the same shall remain undischarged or unbonded for a period of thirty (30) days or more during which period execution shall not be effectively stayed.

                (j) TERMINATION OF CORPORATE GUARANTOR. The dissolution, liquidation (partial or complete), merger, consolidation or reorganization of any corporate guarantor.

                (k) GUARANTY REVOKED. Any Guaranty is revoked, terminated, or otherwise becomes non-operative, and the Guaranty is not replaced by another guaranty (or other security) satisfactory to Bank.

                (l) LENDER DEEMED INSECURE. Bank for any reason deems itself insecure with respect to the repayment or performance of the Loan.

                (m) MATERIALLY ADVERSE CHANGE. The occurrence of a materially adverse change in the financial condition of the Borrower or Guarantor.

        7.2. REMEDIES. If an Event of Default shall have occurred and be continuing, then (a) all of Bank's obligations to make any further advances shall cease (if Bank so elects), (b) Bank may declare the entire principal and all interest accrued on or under the Note to be immediately due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower, and/or (c) Bank may immediately exercise any other right, power or remedy permitted to Bank by law, including but not limited to the right of set-off. If Bank advances its own funds in connection with (c) above, such funds shall be part of the obligations of the Borrower owed to Bank and shall be secured by the Loan Agreement and shall accrue interest as set forth in the Revolving Credit Note. Each of the foregoing remedies is distinct and cumulative to all the other rights or remedies under this Loan Documents or afforded by law or equity, and may be exercised concurrently, independently or successively, in any order whatsoever. Interest shall accrue at the Default Rate when the Event of Default occurs, automatically, and without any need of notification on the part of Bank, and shall continue until all Events of Default are cured.

        No course of dealing on the part of Bank and no delay or failure on the part of Bank to exercise any right shall operate as a waiver of such right or otherwise prejudice Bank's rights, powers and remedies.

        7.3. RIGHTS AND REMEDIES CUMULATIVE. Each and every right, power and remedy herein specifically given to Bank under the Loan Documents, including but not limited to the right of set-off; shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Bank and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by Bank in the exercise of any right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Borrower or to be an acquiescence therein.

8. INDEMNIFICATION
   ---------------

        Borrower shall indemnify, defend, and does hereby agree to hold Bank harmless against and in respect to any Damages. Damages, as used herein, shall mean and include any claim, action, demand, loss, cost, expense, liability, penalty and interest, including without limitation, reasonable legal counsel fees, reasonable accounting fees and other costs of litigation or collection, including those incurred in investigating or attempting to avoid the same or opposing the imposition of the same, resulting to Bank from the occurrence of any Event of Default.

9. APPLICATION OF FUNDS; PREPAYMENT
   --------------------------------

        9.1. APPLICATION OF FUNDS. Unless applicable law provides otherwise, all payments received by Bank under the Loan Documents may be applied by Bank in its sole discretion as follows:

                (a) First, to reimburse Bank for any expenses or costs due under the Loan Documents by reason of Bank's right of indemnification set forth above, or otherwise.

                (b) Second, to accrued but unpaid interest.

                (c) Last, to the remaining principal balance due.

Any statement by Borrower delivered with any payment made by Borrower as to the application of funds, without the written consent of Bank, shall be null and void.

        9.2. RIGHT OF PREPAYMENT. Borrower shall have the right to prepay the principal of a Prime Interest Rate Advance without penalty, at any time; provided, however, that the pre-payment penalty set forth in Section 2.5(j) shall be due and payable in the event Borrower prepays a LIBOR Rate Advance.

10. MISCELLANEOUS
    -------------

        10.1. LAW GOVERNING. The parties intend that the Loan Documents and all transactions, assignments, transfers and rights of the parties hereunder shall be governed in all respects, by the internal laws of the State of Ohio.

        10.2. MODIFICATION AND WAIVER. The modification or waiver of any of Borrower's obligations or Bank's rights under this Agreement or the other Loan Documents must be contained in a writing signed by Bank. Bank may perform any of Borrower's obligations or delay or fail to exercise any of its rights without causing a waiver of those obligations or rights. A waiver on one occasion shall not constitute a waiver on any other occasion. Borrower's obligations under this Loan Agreement and the other Loan Documents shall not be affected if Bank amends, compromises, exchanges, fails to exercise, impairs or releases any of the obligations owed by any Borrower or Guarantor or any of its rights against any Borrower or Guarantor. No notice to or demand upon Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

        10.3. WAIVER OF JURY TRIAL. Bank AND BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THE NOTE, THIS AGREEMENT, AND ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OR EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR Bank MAKING THE LOAN EVIDENCED BY THE NOTE. BORROWER CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF OHIO AND AGREES THAT VENUE SHALL BE PROPER IN SUCH COURT.

        10.4. ENTIRE AGREEMENT. The Loan Documents constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes and cancels all prior or contemporaneous understandings, agreements and discussions between the parties, including any loan commitment letter, if any. Accordingly, the parties do hereby anticipate and agree to request that any court or other tribunal (including any arbitrator or mediator) shall strictly apply the so-called "Parol Evidence Rule" with respect to the interpretation of the Loan Documents.

        10.5. NOTICES. Any notice shall be deemed to have been received on the third business day after the day on which such notice was mailed if sent by certified U.S. Mail, return receipt requested, postage prepaid, addressed to such party at the following address (or at such other addresses such parties shall hereafter specify in writing);

        If to Borrower:       Robert L. Bauman, President and CEO
                              HICKOK INCORPORATED
                              10514 Dupont Avenue
                              Cleveland, Ohio 44108

        If to Bank:           Herbert Werner, Vice President
                              HUNTINGTON NATIONAL BANK
                              917 Euclid Avenue
                              Cleveland, Ohio 44115

        10.6. TIME OF THE ESSENCE. In the performance of the Obligations and covenants contemplated by and contained within the Loan Documents, the parties hereby declare that TIME IS OF THE ESSENCE.

        10.7. EXTENSIONS AND RENEWALS. The Loan Documents shall be applicable to all modifications, extensions, substitutions and renewals, if any, of any or all Obligations incurred hereunder, or otherwise, and the terms and conditions of the Loan Documents shall apply to all Obligations owed by Borrower to Bank.

        10.8. FURTHER ACTS. The parties agree to perform any further acts and to execute and deliver any additional documents which may be reasonably necessary to carry out the intent and provisions of this Loan Agreement.

        10.9. SEVERABILITY. If any provision of this Loan Agreement is invalid or is held illegal or unenforceable, then notwithstanding any such invalidity, illegality, or unenforceability of such provision, the remainder of this Loan Agreement shall subsist and shall be in full force and effect as though such invalid, illegal or unenforceable provision had been omitted from this Loan Agreement.

        10.10. EFFECTIVE DATE. This Loan Agreement shall be effective February 28, 1997.

        10.11. JURISDICTION AND VENUE OF LEGAL ACTIONS. The parties agree that any suit, action or proceeding with respect to the Loan Documents based upon any state of facts, transactions or occurrence in connection with the loan transaction herein contemplated shall be instituted and maintained in any state or federal court of competent jurisdiction sitting in the State of Ohio. Upon execution and delivery of this Loan Agreement, Borrower irrevocably submits to the jurisdiction of Ohio Courts for that purpose.

        10.12. INTERPRETATION. The headings herein are for convenience only, and shall not be used for interpreting this Agreement Wherever the context requires, the singular shall include the plural, and the masculine shall include the feminine and neuter.

        10.13. BINDING. This Loan Agreement shall bind and inure to the benefit of the parties hereto, their respective successors and assigns. No other Person shall be entitled to claim any right or benefit hereunder as third-party beneficiary or otherwise.

        10.14. COUNTERPARTS. This Agreement may be signed in multiple counterparts, all of which, taken together, shall constitute an original Agreement.

        IN WITNESS WHEREOF, the parties have signed this Loan Agreement, intending to be legally bound thereby as of the Effective Date.

Signed in the presence of:            BORROWER:
(as to all signatures)

                                      HICKOK INCORPORATED


/s/ E. Nowakowski                     By: /s/ Robert L. Bauman
----------------------------              -----------------------------------
                                          Robert L. Bauman, President and CEO

/s/ Carmelita Gerome
----------------------------
                                      THE HUNTINGTON NATIONAL BANK


/s/ E. Nowakowski                     By: /s/ Herbert A. Werner
----------------------------              -----------------------------------
                                          Herbert A. Werner, Vice President

/s/ Carmelita Gerome
----------------------------

                                   EXHIBIT A

                             REVOLVING CREDIT NOTE
                             ---------------------

  $5,000,000.00                                              February 28, 1997

        FOR VALUE RECEIVED, the undersigned HICKOK INCORPORATED (fka The Hickok Electrical Instrument Company) an Ohio Corporation (hereinafter called the "Borrower") promises and agrees to pay to the order of THE HUNTINGTON NATIONAL BANK, a bank chartered under the Federal laws of the United States (hereinafter called "Bank"), the sum of Five Million Dollars and no/100 ($5,000,000.00) or, if less, the aggregate unpaid principal amount of all loans or advances by Bank to or for the benefit of the Borrower on or after the date hereof in accordance with the terms hereof' together with interest on the unpaid principal balance outstanding from time to time hereon, computed from the date of each advance. The interest rate shall be established as of the date of each advance hereunder, in accordance with the interest rate options elected by the Borrower as provided in Section 2.4 of the Loan Agreement (as defined below). All interest hereunder shall be computed using the applicable interest rate on the basis of the actual number of days elapsed over a 360 day year.

        PAYMENT SCHEDULE. Borrower shall pay all accrued interest on the first day of each month, commencing on April 1, 1997. Subject to an Occurrence of Default described below, and the provisions of Loan Agreement, the outstanding principal balance, together with any accrued but unpaid interest, shall be due and payable in full on February 28, 1998. Any installment of principal and/or interest due hereunder which is not received on or before the 10th day of the month in which it is due shall be subject to a late payment fee of 5% of the amount owed on such installment (but not less than $50.00) for the purpose of defraying the expense incident to handling such delinquent payment

        APPLICATION OF PAYMENTS. All amounts received by Bank shall be applied first to any unpaid late charges and expenses due from Borrower, second to accrued but unpaid interest, and third to principal.

        LOAN AGREEMENT. The terms of this Note shall be subject to a certain Restated Loan Agreement by and between Borrower and Bank, entered into effective as of February 28, 1997, including any partial or total extension, restatement, renewal, amendment, and substitution thereof or therefor (hereinafter collectively referred to as the "Loan Agreement"). Reference is made to the Loan Agreement for certain provisions concerning rights of Bank and its successors and assigns with respect to this Note, capitalized terms not defined herein, and related matters.

        CONDITIONS FOR ADVANCES. This Note possesses a revolving feature. Upon satisfaction of the conditions set forth in this Note and the Loan Agreement, Borrower shall be entitled to borrow up to the full principal amount of the Note and to repay and reborrow from time to time during the term of this Note.

Continuing for the duration of the Loan Agreement and any extensions thereof and/or hereof, the Bank, at its option, may refuse to advance sums hereunder when the total amount due hereunder would exceed $5,000,000.00

        In order to request that the Bank make any advance under this Note, Borrower shall make an oral request (to be immediately confirmed in writing) to the Bank and/or deliver to the Bank a written notice specifying (a) the requested date of such advance, (b) the requested amount of such advance, and
(c) such other information relating to such advance or to Borrower as the Bank may request. Any request by Borrower for a LIBOR Rate Advance shall be for a minimum of $500,000.00. The Secretary of the Borrower shall certify to the Bank those persons authorized to request advances hereunder (whether orally or in writing) from time to time. Notwithstanding any notice by the Bank to the Borrower that it is willing to make any advance, the Bank's obligation to make such advance shall in all events be subject to fulfillment of the conditions precedent thereto set forth herein and in the Loan Agreement and to any other conditions set forth in such notice to the Borrower. Upon fulfillment of all such conditions, the Bank will on the date scheduled for such advance make available to the Borrower same day funds in the amount of such advance.

        PREPAYMENT PREMIUM. There shall be no premium due for the prepayment before maturity of any Prime Commercial Rate Advances. However, there shall be a prepayment premium due for the prepayment before maturity of any LIBOR Rate Advances due under this Note or the Loan Agreement, which premium shall be calculated pursuant to the terms of Section 2.5(j) of the Loan Agreement. Any loan prepayment shall be applied first to any unpaid late charges and expenses due from Borrower, second to accrued but unpaid interest, and third to principal.

        OCCURRENCE OF DEFAULT. Upon (i) the failure of Borrower to make any payment on this Note or any other indebtedness to Bank when due, or (ii) the occurrence of any one or more Events of Default as defined in the Loan Agreement, which have not been waived or cured, any and all Obligations shall, at the option of the Bank, immediately become due and payable without demand, presentment, protest, or notice of any kind, all as provided in such Agreements. In the event of a default, at the sole option of Bank, for so long as a default exists, interest on the outstanding principal balance hereof shall accrue and will be paid at the Bank's Prime Commercial Rate in effect from time to time hereunder, PLUS an additional 4% per annum, not to exceed, however, the maximum rate permitted by law.

        AMENDMENT AND RESTATEMENT. This Note constitutes an amendment and restatement of that certain Revolving Note originally dated May 20, 1991, as subsequently amended as of February 28, 1992, February 28, 1993, February
28, 1994, February 28, 1995, and February 28, 1996 (the "Original Note"). The Borrower and Bank both expressly intend that the Obligations owing under the Original Note as amended be and are the same Obligations described and set forth herein. This Note shall not constitute a novation, waiver or an accord and satisfaction.

        WAIVERS. Borrower, any co-borrower, any endorser hereof or any other party hereto or any guarantor hereof, and each of them (j) expressly waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, of any endorsement or guaranty of this Note or of any document or instrument evidencing any security for payment of this Note; (ii) consents and assents to any extension, renewal, modification, amendment, substitution of this Note, or postponement of the time of payment or any other indulgence, waiver, delay or forbearance, to any substitution, exchange or release of collateral, and to the addition or release of any other person primarily or secondarily liable; (iii) consents and assents to the failure of Bank to act or any indulgence shown by Bank from time to time and in one or more instances (without notice to or assent from any Borrower, co-borrower, endorser or guarantor), and agree(s) that no such action, failure to act or failure to exercise any right or remedy, on the part of the Bank shall in any way affect or impair the obligations of any Borrower, co-borrower, endorser or guarantor or be construed as a waiver by Bank or otherwise affect any of Bank's rights under this Note or under any endorsement or guaranty of this Note or under any document or other instrument evidencing any security for payment of this Note; and (iv) (jointly and severally, if more than one) agree(s) to pay on demand all costs and expenses of collection of this Note or of any endorsement or any guaranty hereof and/or the enforcement of Bank's rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing payment hereof, including reasonable attorney's fees.

        GOVERNING LAW. Borrower understands and agrees that this Note is subject to and shall be construed according to the laws of the State of Ohio. Headings used herein are for convenience only, and are not to be referred to in interpreting the terms of this Note. If any provision of this Note is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        WAIVER OF JURY TRIAL. BORROWER AND BANK EACH WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BANK AND BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTION RELATED HERETO. This waiver shall not in any way affect, waive, limit, amend or modify Bank's ability to pursue remedies pursuant to any confession of judgment or cognovit provision contained in this Note or any other instrument, document or agreement between Bank and Borrower. This provision is a material inducement to Bank to make the loan represented by the Note.

        COGNOVIT PROVISION. Borrower authorizes any attorney-at-law, including any attorney engaged by Bank or any holder of this Note, to appear for Borrower in any court of record, in the county in which this Note is executed or where Borrower has its principal place of business, in the State of Ohio after this Note becomes due by declaration or otherwise and waive the issuing and service of process and confess judgment against Borrower in favor of Bank or holder for the amount then appearing due, together with interest at the default rate and costs of suit, and thereupon to waive and release all errors in said proceedings and judgment and all rights of appeal from said judgment and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment is vacated for any reason, the Bank nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the Borrower. Borrower expressly waives any conflict of interest arising from, and expressly agrees that Bank's attorney may confess judgment pursuant to the foregoing warrant of attorney. Borrower further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Bank.

        WARNING: BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                   HICKOK INCORPORATED

                                   By:
                                        -------------------------------------
                                        Robert L. Bauman, President and CEO

                                   EXHIBIT B

GUARANTOR:      SUPREME ELECTRONICS CORP.
                10514 Dupont Avenue
                Cleveland, Ohio 44108

DEBTOR:         HICKOK INCORPORATED
                10514 Dupont Avenue
                Cleveland, Ohio 44108


                              CONTINUING GUARANTY
                                   UNLIMITED

Executed and delivered at Cleveland, Ohio, effective as of the 28th day of February, 1997.

For the purpose of inducing THE HUNTINGTON NATIONAL BANK (hereinafter referred to as "Bank") to lend money or advance credit to, or renew, extend or forbear from demanding immediate payment of the Obligations of HICKOK INCORPORATED, an Ohio Corporation (hereinafter referred to as "Debtor"), the undersigned (hereinafter referred to as "Guarantor"), hereby unconditionally guarantees, jointly and severally with any other Guarantors which have evidenced or may in the future evidence their undertaking by executing this Guaranty, by co-signing one or more promissory notes or other instruments of indebtedness or by executing one or more separate agreements of guaranty of any or all of the Obligations referred to herein, or otherwise, the prompt and full payment to Bank when due, whether by acceleration or otherwise, of all Obligations of any kind for which Debtor is now or may hereafter become liable to Bank in any manner.

The word "Obligation" is used in its most comprehensive sense and means and includes, without limitation, collectively, all indebtedness, debts and liabilities now owing or hereafter incurred by Borrower to Bank, whether or not currently contemplated, and includes, without limitation, all indebtedness, debts and liabilities (including principal, interest, late charges, collection costs, attorneys' fees and the like) of Borrower to Bank, either created by Borrower alone or together with another or others, whether primary or secondary, joint, or joint and several capacity, whether secured or unsecured, absolute or contingent, liquidated or unliquidated, direct or indirect, whether evidenced by note, draft, overdraft, application for letter of credit, agreements of guaranty or otherwise, and any and all renewals of' extensions of or substitutes therefore, whether incurred directly to Bank or acquired by Bank by purchase, pledge or otherwise. The word "Obligations" shall include BUT NOT BE LIMITED TO, all indebtedness owed by Debtor to Bank by reason of a credit extended or to be extended to Debtor in the principal amount of Five Million Dollars and no/100 ($5,000,000.00), pursuant to one or more instruments or indebtedness and related loan documents (the "Loan Documents").

Guarantor hereby promises that if one or more of the Obligations are not paid promptly when due, it will, upon request of Bank, pay the Obligations to Bank, irrespective of any action or lack of action on Bank's part in connection with the acquisition, perfection, possession, enforcement or disposition of any or all Obligations or any or all security therefor or otherwise, and further irrespective of any invalidity in any or all Obligations, the unenforceability thereof or the insufficiency, invalidity or unenforceability of any security therefor.

Guarantor waives notice of any and all acceptances of this Guaranty. This Guaranty is a continuing guaranty, and, in addition to covering all present Obligations of Debtor to Bank, will extend to all future Obligations of Debtor to Bank, and this whether such Obligations are reduced or entirely extinguished and thereafter increased or reincurred. This Guaranty is made and will remain in effect as to any and all Obligations of Debtor incurred or arising prior to receipt by the loan officer of Bank who is handling Debtor's Obligations of written notice of termination of this Guaranty. No revocation will in any way affect the duties of Guarantor to Bank with respect to Obligations of Debtor incurred prior to the receipt of such notice by such loan officer of Bank. Revocation by any one or more of Guarantors will not affect the duties of the remaining Guarantor or Guarantors.

Guarantors hereby waive presentment, demand, protest, notice of protest and notice of dishonor or other nonpayment of any and all Obligations and further waive notice of sale or other disposition of any collateral or security now held or hereafter acquired by Bank. Guarantors agree that no extension of time, whether one or more, nor any other indulgence granted by Bank to Debtor, or to Guarantors and no omission or delay on Bank's part in exercising any right against, or in taking any action to collect from or pursue Bank's remedies against Debtor or Guarantors, or any of them, will release, discharge or modify the duties of Guarantors. Guarantors agree that Bank may, without notice to or further consent from Guarantors, release or modify any collateral, security or other guaranties now held or hereafter acquired, or substitute other collateral, security or other guaranties, and no such action will release, discharge or modify the duties of Guarantors hereunder; Guarantors further agree that Bank will not be required to pursue or exhaust any of its rights or remedies against Debtor or Guarantors, or any of them, with respect to payment of any of the Obligations, or to pursue, exhaust or preserve any of its rights or remedies with respect to any collateral, security or other guaranties given to secure the Obligations, or to take any action of any sort, prior to demanding performance from or pursuing its remedies against Guarantors.

Guarantors agree to furnish true and complete financial statements from time to time on request of Bank and agree that failure to furnish such financial statements may constitute or be deemed to constitute a default or event of default of the Obligations. Guarantors will not transfer any major assets, or take any act the effect of which would reduce Guarantors' net worth, without Bank's consent Guarantors agree that any legal suit, action or proceeding arising out of or relating to this Guaranty may be instituted in a state or federal court of appropriate subject matter jurisdiction in the State of Ohio; waive any objection which they may have now or hereafter to the laying of venue of any such suit, action or proceeding; and irrevocably submit to the jurisdiction of any such court in any such suit, action or proceeding.

The Obligations shall continue to be effective, or be reinstated, as the case may be, if any amount paid by or on behalf of the Debtor to the Bank with regard to any such Obligations is rescinded, restored, or returned in connection with the insolvency, bankruptcy, dissolution, liquidation, or reorganization of the Debtor, or as a result of the appointment of a receiver, intervenor or conservator of' or trustee or similar officer for, the Debtor or any part of its property, or otherwise, all as though such payment had not been made.

If Guarantors should make any payment or perform any act pursuant to this Guaranty, Guarantors will not thereby by subrogated to any right or remedy of Lender against Borrower or thereby acquire any right or interest in, under or to this Guaranty, any of the Loan Documents or any other document now or hereafter executed and delivered by Borrower to Lender in connection with the Loan Documents until thirteen (13) months after the Obligations have been paid in full. Guarantors hereby irrevocably waive all legal and equitable rights to recover from Borrower, until thirteen (13) months after the Obligations have been paid in full, any sums paid by any Guarantor under the terms of this Guaranty, including without limitation, all rights of subrogation and all other rights that would result in any Guarantor being deemed a creditor of Borrower under the federal Bankruptcy Code or any other law.

If any obligation of Debtor is assigned by Bank, this Guaranty will inure to the benefit of Bank's assignee, and to the benefit of any subsequent assignee, to the extent of the assignment or assignments, provided that no assignment will operate to relieve Guarantors, or any of them, from any duty to Bank hereunder with respect to any unassigned Obligation. In the event that any one or more of the provisions contained in this Guaranty or any application thereof shall be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other applications thereof shall not in any way be affected or impaired thereby. This Guaranty shall be binding upon the heirs, executors, administrators, successors and assigns of the undersigned. This Guaranty shall be construed in accordance with the law of the State of Ohio. In interpreting this Guaranty, the singular shall include the plural and masculine pronouns shall include the feminine and neuter.

        WAIVER OF JURY TRIAL. GUARANTOR AND BANK EACH WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BANK AND GUARANTOR ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITh THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTION RELATED HERETO. This waiver shall not in any way affect, waive, limit, amend or modify Bank's ability to pursue remedies pursuant to any confession of judgment or cognovit provision contained in this Guaranty or any other instrument, document or agreement between Bank and Guarantor.

        Guarantor authorizes any attorney-at-law, including any attorney engaged by Bank or any holder of this Guaranty, to appear for Guarantor in any court of record, in the county in which this Guaranty is executed or where Guarantor has its principal place of business, in the State of Ohio after this Guaranty becomes due by declaration or otherwise and waive the issuing and service of process and confess judgment against Guarantor in favor of Bank or holder for the amount then appearing due, together with interest at the default rate and costs of suit, and thereupon to waive and release all errors in said proceedings and judgment and all rights of appeal from said judgment and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment is vacated for any reason, the Bank nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the Guarantor. Guarantor expressly waives any conflict of interest arising from, and expressly agrees that Bank's attorney may confess judgment pursuant to the foregoing warrant of attorney. Guarantor further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Bank. No such judgment or judgments against less than all of Guarantors shall be a bar to a subsequent judgment or judgments against anyone or more of Guarantors against whom judgment has not been obtained hereon, this being a joint and several warrant of attorney to confess judgment.

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS. FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT. OR ANY OTHER CAUSE.

                                   GUARANTOR:
                                   SUPREME ELECTRONICS CORP.


                                   By:
                                      -------------------------------
                                   Its:
                                       ------------------------------

                                   EXHIBIT C

                           CERTIFICATE OF INCUMBENCY
                           -------------------------

        The undersigned, ____________, the duly elected and acting Secretary of Hickok Incorporated, an Ohio corporation, does hereby certify that the following named individuals are duly elected officers of said Corporation and hold the offices set forth opposite their names, effective as of this date, and that the signatures appearing next to the names of such officers are the genuine signatures of said officers.

  Name                          Title                Signature
  ----                          -----                ---------

                              President
-----------------------                       ---------------------------
                              Vice President
-----------------------                       ---------------------------
                              Treasurer
-----------------------                       ---------------------------
                              Secretary
-----------------------                       ---------------------------

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incumbency as of this ___ day of March, 1997.



                                            ----------------------------
                                                              , Secretary
                                            -----------------